Exhibit 10.3

EXECUTION VERSION

SECURITY AGREEMENT

(All Assets)

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of December, 2025, by MBC FUNDING II CORP., a corporation organized under the laws of the State of New York, with its principal place of business at 60 Cutter Mill Rd, Suite 205, Great Neck, NY 11021 (“Grantor”), in favor of VALLEY NATIONAL BANK (“Bank”), with an address at 350 Madison Avenue, New York, NY 10017, in consideration of Bank extending or agreeing to extend any credit or other financial accommodation to Grantor pursuant to that certain Line of Credit Note dated as of the date hereof by Grantor in favor of Bank (the “Note”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1. Security Interest.

1.1 Grant of Security Interest. As security for the full and prompt payment and performance of any and all Obligations (as hereinafter defined), Grantor, as debtor, hereby collaterally assigns and grants to Bank, as secured party, a continuing lien on and security interest in the Collateral (as hereinafter defined).

1.2 Nature of Security Interest and Obligations. The foregoing grant is made for the benefit of Bank and/or any others having a participation or other interest in any of the Obligations. It is the true, clear, and express intention of Grantor that the continuing grant of this security interest, and the Collateral covered hereby, remain as security for the full and prompt payment and performance of the Obligations, whether now existing or which may hereinafter be incurred by future advances otherwise and whether or not any of such Obligations is related to a transaction out of which any other Obligations arose, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest. Notice of the continuing grant of this security interest shall not be required to be stated on the face of any document representing any of such Obligations, nor otherwise identified as being secured hereby; and if any of such Obligations shall remain or become that of less than all of the Grantors herein (if more than one), any Grantor not liable therefor hereby expressly hypothecates his, her, its, or their ownership interest in the Collateral to the extent required to satisfy any of said Obligations, without restriction, or limitation. Any of such Obligations shall be deemed to have been made pursuant to Section 9-204(c) of the Uniform Commercial Code of the State of New York.

1.3 Obligations Secured. The term “Obligations” shall include all liabilities, loans, advances, debts, obligations, covenants and duties of any kind or nature owing by Grantor to Bank under the Note (as may be amended, modified, extended or renewed from time to time) and the other documents entered into in connection therewith (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Documents”).

Notwithstanding anything to the contrary contained herein, if Grantor is not Borrower, then definition of “Obligations” shall specifically exclude any and all Excluded Swap Obligations. The foregoing limitation of the definition of Obligations shall only be deemed applicable to the obligations of Grantor (or solely any particular Grantor(s) if there is more than one Grantor) under the particular Swap (or Swaps), or, if arising under a master agreement governing more than one Swap, the portion thereof, that constitute Excluded Swap Obligations. As used herein, (i) “Excluded Swap Obligations” means, with respect to each Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap if, and to the extent that, all or any portion of this Agreement that relates to the obligations under such Swap is or becomes illegal as to such Grantor under the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute (the “CEA”), or any rule, regulation, or order of the Commodity Futures Trading Commission (the “CFTC”), by virtue of such Grantor’s failure for any reason to qualify as an “eligible contract participant” (as defined in the CEA and regulations promulgated thereunder) on the Eligibility Date for such Swap; (ii) “Eligibility Date” means the date on which this Agreement becomes effective with respect to the particular Swap (for the avoidance of doubt, the Eligibility Date shall be the date of the execution of the particular Swap if this Agreement is then in effect, and otherwise it shall be the date of execution and delivery of this Agreement); and (iii) “Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder between Borrower and Bank, other than (A) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (B) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

1.4 Collateral. The term “Collateral” as used herein means all of Grantor’s right, title and interest in the following, wherever located and whether now owned or existing or hereafter acquired or created and all proceeds thereof:

All personal property of Grantor, including without limitation all (a) accounts (including, without limitation, health-care-insurance receivables, accounts receivable and credit card receivables), (b) goods, including equipment, machinery, vehicles, rolling stock, furniture and fixtures, (c) chattel paper (whether tangible or electronic), (d) inventory (including raw materials, work in process, or materials used or consumed in Grantor’s business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, and goods that are returned, reclaimed or repossessed), (e) general intangibles of every kind and nature, including without limitation licenses, intellectual property, patents, trademarks and copyrights, and payment intangibles, (f) instruments (including promissory notes), (g) documents (including warehouse receipts), (h) deposit accounts and bank accounts of any nature, (i) investment property (including securities entitlements, securities accounts, commodity accounts, and commodity contracts), (j) letters of credit and letter-of-credit rights, (k) supporting obligations, (l) commercial tort claims (if any, as described on Exhibit A hereto), (m) farm products, (n) property now or hereafter in Bank’s control or possession (or in transit to or from, or under the custody or control of, Bank or any affiliate thereof), and (o) books and records; and (p) with respect to all of the foregoing, all property relating thereto, including, without limitation, insurance proceeds, all software, computer programs, computer records, books and records, and all additions and accessions thereto, replacements thereof and substitutions therefor, and the products and proceeds thereof (including cash and non-cash proceeds), investments therein, income, rents, profits, benefits thereof or therefrom, including all cash and cash equivalents.

Notwithstanding the foregoing, “Collateral” shall not include, and nothing herein shall be deemed to constitute an assignment or a security interest in, (i) any asset which, in the event of an assignment of a security interest therein, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law, or shall constitute or result in a breach of a term or provision of, or the termination of or a default under the terms of any such asset (in each case to the extent that such applicable law, term, provision or restriction is not overridden by Sections 9-406, 9-407 or 9-408 of the NYUCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset, and (ii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that is-sues from such intent-to-use application under applicable federal law.

All terms, unless otherwise defined in this Agreement or in any financing statement, shall have the definitions set forth in the Uniform Commercial Code as adopted and enacted and in effect from time to time in the State of New York (the “UCC”).

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2. Representations, Warranties, Covenants and Agreements regarding Collateral.

2.1 General Representations, Warranties and Covenants. Grantor hereby represents, warrants and covenants to Bank that:

(a) Grantor’s residence (if an individual), and type of organization, jurisdiction of organization, registration number and chief executive office (if not an individual) are as set forth on Exhibit A attached hereto and made a part hereof, and are true and correct on the date hereof, and Grantor will provide Bank at least thirty (30) days prior written notice of any change in any of the foregoing;

(b) Grantor’s legal name is exactly as set forth in the preamble to this Agreement, and Grantor has not in the past five years changed its legal name or been known by any other name, been party to a merger, consolidation or other change in structure, changed or had its registration number in its state of organization changed, except as may be set forth on Exhibit A hereto;

(c) the location of all Collateral owned by Grantor is as shown on Exhibit A hereto, and Grantor’s records concerning the Collateral are kept only at such location(s);

(d) Grantor will not change the location of the Collateral or Grantor’s records concerning the Collateral without Bank’s prior written consent;

(e) Grantor is the legal and beneficial owner of the Collateral and has good, marketable and indefeasible title thereto, including the exclusive right to pledge, grant a security interest in, sell, assign or transfer such Collateral;

(f) the Collateral is free from all encumbrances and rights of setoff of any kind except (i) solely with respect to the period commencing on the date hereof through and including December 15, 2025, liens in favor of ClearTrust, LLC (as successor to Worldwide Stock Transfer, LLC) in respect of the Bond Debt (the “Bond Lien”), (ii) the lien in favor of Bank created by this Agreement and (iii) other liens permitted under the Loan Documents;

(g) Grantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

(h) Grantor shall not grant, create, incur or permit to exist any lien on or in any of the Collateral (except the Bond Lien, the lien in favor of Bank created by this Agreement and other liens permitted under the Loan Documents), permit any of the Collateral to be levied upon under any legal process, or sell, assign or dispose of any of the Collateral (except in the ordinary course of business or as otherwise permitted in writing by Bank or as otherwise permitted by the Loan Documents);

(i) Grantor shall promptly notify Bank of the imposition at any time of any lien or encumbrance upon any of the Collateral, other than as permitted herein;

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(j) Grantor has the power and authority to own the Collateral, to grant the liens and security interests therein to Bank as provided herein, and to enter into and perform this Agreement and any other document or instrument delivered in connection herewith;

(k) Grantor will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion of the Collateral in any manner inconsistent with this Agreement or with the terms of any policy of insurance thereon;

(l) Grantor shall reasonably cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank reasonably deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder;

(m) Grantor shall keep, in accordance with generally accepted accounting principles consistently applied, accurate and complete records regarding the Collateral, and shall, on Bank’s written demand, make notations on its books and records showing Bank’s security interest;

(n) Grantor shall, at Grantor’s sole expense, permit Bank (or its officers, agents, attorneys, or accountants) to, upon reasonable notice and during normal business hours, examine or inspect the Collateral (wherever located), to obtain valuations or appraisals of the Collateral, and to audit and make extracts from such records or any of Grantor’s books, ledgers, financial reports, correspondence or other records relating to the Collateral, and shall further answer promptly all of Bank’s written or oral inquiries with respect thereto; provided, however, that Grantor shall only be obligated to reimburse Bank for Bank’s exercise its rights under this clause (n) one (1) time per calendar year outside of an Event of Default;

(o) Grantor shall pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral other than taxes, assessments, fees and charges being contested in good faith by appropriate proceedings being diligently pursued, and for which adequate reserves have been set aside;

(p) Grantor shall, at any time and from time to time, upon demand by Bank, deliver to Bank, endorsed and, or accompanied by instruments of assignment and transfer, in such form and containing such terms as Bank may reasonably request, any and all instruments, documents and/or chattel paper constituting part of the Collateral, as Bank may specify in its demand;

(q) Grantor will not allow any part of the Collateral to be or become an accession to other goods not covered by this Agreement;

(r) Grantor shall pay when due all transportation, storage and warehousing charges affecting or arising out of the Collateral;

(s) Grantor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Bank may reasonably require to vest in and assure to Bank that its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen, and mortgagees, and any other person having an interest in real estate where any Collateral is or is to be attached, installed or located, as required by the Letter Agreement;

(t) Grantor shall keep the Collateral in good order and repair at all times, ordinary wear and tear excepted, and promptly notify Bank of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

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(u) Grantor will only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations in all material respects;

(v) Grantor shall abide by, perform and discharge each and every obligation, covenant, condition, duty and agreement, in all material respects, in connection with the Collateral contained herein or in any other Loan Document;

(w) Grantor may not sell, assign or otherwise dispose of any shares of stock or other securities now owned or hereafter acquired by Grantor which are issued by the same issuer and are of the same class as any shares of stock or other securities constituting a part of the Collateral; and

(x) Grantor shall not maintain any deposit accounts with any depository bank or financial intuition other than Bank unless Grantor delivers to Bank, within five (5) days of opening such deposit account, a duly executed control agreement with respect to the such deposit account, in form and substance satisfactory to Bank.

2.2 Insurance. In the event of any partial or complete loss or destruction of any of the Collateral by any means, Grantor shall, at its own expense, cause such repairs to be made as Bank may reasonably deem appropriate for its protection or, at the option of Bank, replace such Collateral with new Collateral having a value equal to the value of the lost or destroyed Collateral prior to such loss or destruction. Grantor agrees, at its own expense, to keep all insurable Collateral insured against loss or damage by fire, theft, sprinkler leakage or any other risk to which the Collateral may be subject (including without limitation risk of flood if any Collateral is maintained at a location in a flood hazard zone, and such other risks and hazards as Bank may specify), for the full insurable value thereof, under policies and with insurers reasonably acceptable to Bank, which policies shall contain a standard Lender’s Loss Payable Clause issued in favor of Bank under which all losses thereunder shall be payable to Bank as Bank’s interests may appear. Such policies shall expressly provide for at least thirty (30) days prior written notice to Bank of any intended cancellation or modification of the policy, and shall insure Bank notwithstanding the act or neglect of Grantor. Grantor will deliver to Bank on written request duplicate copies of policies or certificates of such insurance with evidence of payment of the premium thereon. If Grantor fails to provide or maintain said insurance, then, in addition to any other right or remedy that Bank may have and without waiving the consequences of such default, Bank may but need not obtain and maintain said insurance, at the sole expense of Grantor, which expense shall be deemed one of the Obligations and shall be payable to Bank on demand. Upon the occurrence and during the continuance of an Event of Default, Bank is irrevocably authorized to file claims and shall have the sole right to adjust, settle and collect claims under said insurance by such means, at such times, on such terms and in the name of Bank or Grantor, as Bank may see fit and in the name and on behalf of Grantor to execute releases and endorse checks or drafts payable in respect of any such insurance claims. All sums received by Bank from any such insurance may be applied by Bank, after the occurrence and during the continuance of an Event of Default, to repair or replace Collateral, held as part of the Collateral and/or applied to reduce the Obligations, all in Bank’s sole discretion.

2.3 Authorization for Disposition of Collateral by Grantor. Notwithstanding anything to the contrary contained herein, until the occurrence of an Event of Default, Grantor may sell or lease in the ordinary course of its regular business inventory constituting a part of the Collateral and may collect, compromise and adjust accounts receivable constituting a part of the Collateral, all on such terms as Grantor may in good faith deem advisable in the ordinary course of its regular business, and may retain all sums so collected.

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3. Perfection; Further Assurances.

(a) Grantor hereby grants Bank the right, and irrevocably authorizes Bank, in Bank’s sole discretion, to file, in form satisfactory to Bank, one or more financing statements, amendments thereto and continuations thereof (with, or, to the extent permitted by law, without the signature of Grantor) under the UCC naming Grantor as debtor and Bank as secured party and indicating therein the types or describing the items of Collateral herein specified, in all jurisdictions in which such filing is deemed by Bank to be necessary or desirable in order to perfect, preserve and protect its security interests in the Collateral. Grantor agrees to provide to Bank from time to time promptly upon request any information reasonably requested by Bank so that Bank can take any such action. Grantor hereby ratifies and confirms any of the foregoing actions taken by Bank. If required by Bank, Grantor will execute, file and record any, notices, affidavits or other documents and take all such other reasonable actions as Bank may deem appropriate to protect or perfect its security interest in the Collateral or to otherwise accomplish the purposes of this Agreement. Grantor hereby agrees to pay on demand, and/or authorizes Bank to charge its account with the cost of, any and all preparation, filing, recording and other fees and expenses which Bank reasonably deems appropriate in order to protect or perfect its security interest in the Collateral or to otherwise accomplish the purposes of this Agreement, including without limitation the cost of all searches of public records as Bank shall reasonably require.

(b) At the request of Bank, Grantor will, at its own cost and expense, cause such liens and security interests as are governed by laws other than the UCC to be perfected and to continue to be perfected so long as the Obligations or any portion thereof are outstanding and unpaid or any commitment to lend by Bank with respect to the Obligations remains in effect.

(c) [Reserved].

(d) Grantor shall at any time and from time to time, take such steps as Bank may reasonably request for Bank to obtain an acknowledgement, in form and substance satisfactory to Bank, of any bailee or any other person having possession of any of the Collateral that the bailee or such other person holds such Collateral for Bank.

(e) Grantor further covenants and agrees that, if any Collateral consists of letter of credit rights, electronic chattel paper, deposit accounts or supporting obligations not maintained with Bank or one of its affiliates, or any securities entitlement, securities account, commodities account, commodities contract or other investment property, or otherwise is subject to perfection by “control” (within the appropriate meaning pursuant to the UCC) with a financial intermediary, financial institution or otherwise, Grantor shall take all necessary steps as Bank may reasonably request to achieve and maintain control of such Collateral in Bank’s favor. Without limitation of the foregoing, Grantor shall execute, and shall use commercially reasonable efforts to cause any depository institution or securities intermediary upon whose books and records the ownership interest of Grantor in such Collateral appears, to execute such pledge agreements, notification and control agreements or other agreements as Bank reasonably deems necessary in order to perfect, prioritize and protect its security interest in such Collateral, in each case in a form reasonably satisfactory to Bank. Grantor shall, upon receipt of notice of termination of any such control agreement entered into between Grantor, Bank and a depository institution or securities intermediary (the “First Agreement”), or notice of the closing of any account which is the subject of such First Agreement, cause the possessory Collateral which is the subject of such First Agreement to be moved to another depository institution or securities intermediary subject to a new or amended control agreement, in a form reasonably satisfactory to Bank, executed by Grantor and such other depository institution or securities intermediary, and delivered to Bank no later than three (3) days before the scheduled termination date of the First Agreement.

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(f) Grantor hereby grants Bank, after the occurrence and during the continuance of an Event of Default, the right, in its sole discretion, at any time, (a) to transfer to or register in the name of itself or any of its nominees any of the Collateral, and whether or not so transferred or registered, to receive the income and dividends thereon, including stock dividends and rights to subscribe, and to hold the same as a part of the Collateral and/or apply the same as hereinafter provided; (b) to exchange any of the Collateral for other property upon any reorganization, recapitalization, or other readjustment and in connection therewith to deposit any of the Collateral with any committee or depositary upon such terms as Bank may determine; (c) in any bankruptcy or similar proceeding to file a proof of claim for the full amount of the Collateral and to vote such claim for or against any arrangement or with respect to any other matter; and (d) to contest, pay and/or discharge all liens, encumbrances, taxes or assessments on, or claims, actions or demands against, any of the Collateral and to take all actions and proceedings in its own name or in the name of Grantor or any other appropriate person in order to remove or contest such liens, encumbrances, taxes, assessments, claims, actions or demands; or to refrain from doing any of the foregoing, all without affecting the Obligations and the Collateral and without notice or liability to, or the consent of Grantor except to account for property actually received by Bank.

(g) If Grantor, as registered holder of any of the Collateral, shall receive any stock certificate, option or right, whether as an addition to, or in substitution or exchange for, any Collateral, or otherwise, Grantor agrees to accept the same as Bank’s agent and to hold the same in trust for Bank, and to forthwith deliver the same to Bank in the exact form received, with Grantor’s endorsement thereof if requested by Bank, to be held by Bank as part of the Collateral. Grantor hereby collaterally assigns to Bank all of Grantor’s rights (but none of its obligations) in, to and under all collateral, guarantees, subordinations and other rights and benefits now or hereafter received by Grantor with respect to the Collateral and agrees to deliver to Bank, upon demand, all agreements, instruments and or documents evidencing same, endorsed and/or accompanied by instruments of assignment and transfer, in such form and containing such terms as Bank may reasonably request.

(h) If Grantor shall at any time, acquire a commercial tort claim, as defined in the UCC, Grantor shall promptly notify Bank in a writing signed by Grantor of the brief details thereof and shall grant to Bank in such writing a security interest therein and in all proceeds thereof, all of which shall be upon and subject to the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

(i) Notwithstanding the possession at any time of any of the Collateral by Bank, whether on its own behalf or on behalf of others, Grantor shall remain liable for the payment in full of the Obligations. Grantor assumes all liability and responsibility for the Collateral, and the obligation of Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that any of the Collateral may be lost, destroyed, stolen, damaged or for any other reason whatsoever unavailable to Grantor or that the value of the Collateral shall be diminished.

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(j) Power of Attorney. Grantor does hereby make, constitute and appoint any officer or agent of Bank as Grantor’s true and lawful attorney-in-fact, with power to file any claim, and or do any and all things and take any other action or proceedings, either in its own name or in the name of Grantor or otherwise, alone or jointly, which Bank may deem necessary or advisable to carry out the intent of this Agreement, without notice to Grantor and at Grantor’s expense including the right (i) to endorse the name of Grantor or any of Grantor’s officers or agents upon any and all agreements, applications, notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into Bank’s possession; (ii) to sign the name of Grantor on any notices to account debtors of Grantor and requests for verification of accounts; (iii) to otherwise perfect a security interest in the Collateral; (iv) to notify all account debtors that the Collateral has been collaterally assigned to Bank and that Bank has a security interest therein, and direct such account debtors that all payments thereon shall be made directly to Bank (whether to a lockbox or otherwise in Bank’s discretion); (v) to verify with any account debtor the validity and amount of any account; (vi) to take control in any manner of any cash or noncash items of payment or proceeds of the Collateral; (vii) to demand, sue for, collect or receive and otherwise enforce payment of and collect any accounts, by legal proceedings or otherwise any money or property at any time payable or receivable on account of in exchange for, or compromise, or settle and/or release any account and all claims and disputes with respect to, the Collateral; (viii) in any case and for any reason, to receive, open and dispose of all mail addressed to Grantor and to notify the United States Postal Service to change the address for delivery of mail addressed to Grantor to such address as Bank may designate; (ix) to extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral; (x) to exercise all of Grantor’s rights and remedies with respect to the Collateral; and/or (xi) to take all other actions necessary, proper or convenient to protect Grantor’s or Bank’s interest(s) in the Collateral, with full power to do any and all things necessary to be done in and about the premises as fully and effectually as Grantor might or could do, including the right to sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; provided, however, Bank may only exercise such powers set forth in this subsection (j) upon the occurrence of an Event of Default and any continuation thereof. Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable. Grantor acknowledges and agrees that the power of attorney herein granted is for the benefit of Bank and does not require Bank to act for the benefit of Grantor as principal; and the power of attorney herein granted is not intended to make Bank a fiduciary for Grantor. Bank hereby accepts this power of attorney and all powers granted hereunder for the benefit of Bank.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any “Event of Default” as defined in any Loan Document; (b) failure of Grantor to pay, withhold, collect or remit when assessed or due any tax, assessment or other sum payable with respect to any of the Collateral (including without limitation any premium on any insurance policy assigned to Bank as part of the Collateral or otherwise applicable to any of the Collateral, or the making of any material tax assessment against Grantor by the United States or any state or local government; (c) an uninsured material loss, theft, damage or destruction to any of the Collateral, or the entry of any judgment against Grantor or the making of any levy, seizure or attachment of or on the Collateral; (d) failure of Bank to continue to have a perfected first priority security interest in any of the Collateral except through no fault of Grantor; (e) Bank receives any notice or evidence that Grantor or the Collateral has engaged in any type of activity which, in Bank’s reasonable judgment, would reasonably be expected to result in the loss, theft, damage or destruction of any of the Collateral in any material respect, or the seizure or forfeiture of any of the Collateral by or to any federal, state or local governmental body in any material respect; and (f) failure on the part of Grantor or any of the Collateral to comply with Regulation U of the Federal Reserve Board or any comparable provision of law hereinafter enacted.

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5. Remedies. Upon the occurrence of any Event of Default, (a) any or all of the Obligations shall, at the option of Bank and notwithstanding any time or credit allowed by any instrument evidencing any Obligation, be immediately due and payable without notice, demand or presentment; (b) Bank may, in its discretion, take possession of the Collateral and, for that purpose, may enter, with the assistance of any persons, any premises where the Collateral or any part thereof may be located, and retain possession of the Collateral at such premises or remove the same therefrom; (c) Grantor shall, at the request of Bank, assemble and/or deliver the Collateral at such places as Bank may designate and reasonably cooperate with Bank in the exercise of its rights hereunder; (d) Bank may vote any shares of stock or other securities that are Collateral and exercise all or any powers with respect thereto with the same force and effect as an absolute owner thereof; (e) Bank may sell any of the Collateral or cause the same to be sold in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at such price and on such terms as Bank may deem advisable, for cash or on credit, for immediate or future delivery, without assumption of any credit risk, at any public or private sales or other dispositions, without demand of performance (which demand is hereby expressly waived), on at least five (5) days’ notice to Grantor (if any notice is required by law) of any public sale or the time after which a private sale or other disposition may be made (which notice Grantor acknowledges is reasonable), and in connection therewith may grant options and may impose reasonable conditions thereon, and the purchasers of any of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of any kind, including any equity of redemption of Grantor (any such equity being hereby expressly waived and released), and Bank or any of its nominees or agents may buy at any public sale and if the Collateral is of a type sold in a recognized market, or is of a type which is the subject of widely distributed standard price quotations, buy at private sale; (f) Bank shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given; and (g) in addition to and notwithstanding any other rights granted by law or herein (or any limitations contained herein on any such rights), Bank shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC. Grantor agrees that any action taken by Bank in accordance with this paragraph shall be deemed to be commercially reasonable.

Upon the occurrence of an Event of Default, if in its sole discretion Bank deems it desirable, it may remove any Collateral held by it from the place where it may now or hereafter be located to any other place and deal with it there as herein provided. Bank has no obligation to marshal Collateral or otherwise prepare the Collateral for sale and may specifically disclaim any warranties as to the Collateral, including those of title, merchantability and fitness for a particular purpose.

Bank, at any time, at its option, may apply all of any net cash receipts from the Collateral (whether received on a sale of the Collateral or otherwise) to the payment, in whole or in part, of principal of and/or interest on any or all of the Obligations, whether or not then due, allocating the same as it shall elect, making rebate of interest or discount to the extent required by law and so as not to make the rate of interest charged unlawful with respect to Grantor or Bank. If any Obligations shall be contingent, Bank may retain a sufficient amount of the net cash receipts from the Collateral as additional Collateral to cover the largest aggregate sum which may become due or owing thereunder with prospective interest, costs, expenses and attorneys’ fees and shall not be charged with any interest with respect thereto. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the Obligations Grantor shall be liable for the deficiency and the fees of any attorneys employed by Bank to collect such deficiency.

6. Setoff. After the occurrence of an Event of Default, Grantor hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Grantor, and whether or not Bank shall have declared the Obligations to be due and payable in accordance with the terms hereof (i) to set off against, and to appropriate and apply to the payment of any of the Obligations (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any of the Collateral and all amounts owing by Bank to Grantor (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as Collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposit so held as Bank, in its sole discretion, may elect. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of Bank, although Bank may enter such setoff on its books and records at a later time.

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7. Subrogation. If any of the Collateral is applied on account of any of the Obligations, Grantor shall not have any right of subrogation to Bank’s right in any other Collateral held by Bank with respect to the Obligations or any right of contribution from Bank by reason thereof.

8. Preservation of Rights. No delay or omission on Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Bank’s action or inaction impair any such right or power. Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Bank may have hereunder or under other agreements, at law or in equity and any and all such rights and remedies may be pursued by Bank simultaneously, separately, or sequentially. Bank may proceed in any order against Grantor or any other obligor of, or any collateral securing, the Obligations.

9. Governing Law. This Agreement and any extension of credit under the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any principles of conflicts of laws which would or might make the laws of any other jurisdiction applicable.

10. Venue; Jurisdiction. Any legal suit, action or proceeding against Bank or Grantor arising out of or relating to this Agreement shall be instituted in any Federal or state court located in New York County, New York. Grantor agrees such courts shall have exclusive jurisdiction in any suit, action or proceeding between Grantor and Bank, and Grantor further waives any objection which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, between Grantor and Bank, and hereby irrevocably submits to the jurisdiction of any such court. Grantor does hereby agree that service of process upon Grantor at its notice address provided in the Loan Document by registered mail, return receipt requested, shall be deemed in every respect effective service of process upon Grantor in any such suit, action or proceeding at the time received or refused by Grantor and shall constitute “personal delivery” thereof as defined in section 308(1) of New York’s Civil Practice Law and Rules (or any amendment thereto). Nothing contained herein shall affect the right of Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Grantor in any other jurisdictions.

11. WAIVER OF JURY TRIAL. GRANTOR (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT GRANTOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND IN, ANY ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATING TO (i) THIS AGREEMENT, ANY CREDIT ACCOMMODATION PROVIDED WITH RESPECT HERETO, (ii) ANY TRANSACTION CONTEMPLATED IN ANY SUCH LOAN DOCUMENTS OR (iii) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY COLLATERAL OR ANY OTHER LOAN DOCUMENT AND (b) CERTIFIES THAT (i) NEITHER BANK, ANY AFFILIATE OF BANK NOR ANY REPRESENTATIVE OF BANK OR ANY SUCH AFFILIATE HAS REPRESENTED TO GRANTOR THAT BANK OR ANY SUCH AFFILIATE WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY GRANTOR IN THIS PARAGRAPH, AND (ii) GRANTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE NEGOTIATION, DRAFTING AND SIGNING OF THIS AGREEMENT AS NECESSARY AND APPROPRIATE BY INDEPENDENT LEGAL COUNSEL.

12. Incorporation by Reference. Sections D.4 through D.23 of Part D (Miscellaneous) of that certain letter agreement executed by Grantor on or before the date hereof (as amended, restated or otherwise modified from time to time, the “Letter Agreement”) pertaining to, inter alia, notices, costs and expenses, entire agreement, severability, limitation of liability, amendments and modifications, no waiver and remedies, assignments, counterparts and electronic transmission, Patriot Act, certain taxes, no third-party reliance, no fiduciary duty, indemnity, further assurances and correction of defects, publicity, Bank’s sole discretion, interpretation and general definitions, are incorporated herein by reference, mutatis mutandis, with references therein to the Letter Agreement being deemed references to this Agreement.

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Grantor acknowledges that he, she or it has read and understood all provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary and appropriate.

IN WITNESS WHEREOF, Grantor has executed this Security Agreement as of the date first written above.

GRANTOR:

MBC FUNDING II CORP.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	Chief Executive Officer

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Exhibit A

[See attached]

A-1